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                                  EXHIBIT 10.56

                        MANUFACTURING SERVICES AGREEMENT,
                 DATED JUNE 15, 1995, BY AND BETWEEN THE COMPANY
                             AND UNISYS CORPORATION
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                                                                   Exhibit 10.56


                        MANUFACTURING SERVICES AGREEMENT




                                 BY AND BETWEEN




                                ECCS INCORPORATED




                                       AND




                               UNISYS CORPORATION




                                  JUNE 15, 1995





/s/ Priyan Guneratne       6/15/95            /s/ Ed Flory                6/27/95
----------------------------------            -----------------------------------
Priyan Guneratne                              Ed Flory
Director of Operations                        General Manager
ECCS Inc.                                     Winnipeg Plant
Tinton Falls, NJ                              Unisys Canada Inc.

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                        MANUFACTURING SERVICES AGREEMENT

PURPOSE

This MSA and the Exhibits attached set forth the basic terms and conditions under which Unisys will manufacture ECCS' products.

TERM OF AGREEMENT

This MSA shall be in effect from the date of execution by both parties for a term of one (1) year. This will automatically renew for consecutive one (1) year terms subject to the same terms and conditions as herein specified and renegotiated pricing and/or deliverables. Either party can cancel this MSA with written notice. If Unisys cancels this MSA, Unisys will continue accepting orders for a period of six (6) months to enable ECCS to transition to another manufacturer. If ECCS cancels this MSA, ECCS is liable for the inventory procured to fill firm orders.

PROPRIETARY INFORMATION

All transactions between ECCS and the manufacturer is bound by the non-disclosure signed dated March 21, 1995 and the Mutual Proprietary Information Agreement signed dated May 24, 1994 and amended June 14, 1995.

FORECASTS

ECCS will provide Unisys with a rolling written six (6) month forecast of its planned purchase.

ORDERS FOR PRODUCT

Unisys will supply Product to ECCS only in response to written Purchase Orders (original or facsimile) which may be issued by ECCS from time to time during the term of this MSA. ECCS will place each Purchase Order for Product with Unisys at least ninety (90) calendar days prior to the date of delivery required by such Purchase Order. Orders within thirty (30) calendar days are firm commitments and are not subject to cancellation.

ECCS may cancel any order for Products issued hereunder, by giving written notice to Unisys prior to the scheduled ship date, subject only to payment of a negotiable cancellation fee, which shall be limited to a percentage of the product price as follows:

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
         NOTICE OF CANCELLATION
         DAYS PRIOR TO                                       CANCELLATION FEE
         SCHEDULED SHIP DATE                                    (MAXIMUN)
         -------------------                                    ---------
              90 or more                                           0%

              60 - 89                                              10%

              30 - 59                                              20%
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ECCS will provide Unisys with the final configuration and the ship-to address at least fourteen (14) calendar days prior to the date of delivery.

In addition to the said product, Unisys will supply additional Seagate Barracuda drives (2.1 GB and 4.2 GB) to ECCS at the price set forth in Exhibit A. Unisys will supply additional Seagate drives as well as other storage devices for a price to be negotiated later.

The Synchronix order for Unisys Mission Viejo will not include drives at this time.

PRODUCT DEFINITION

The Synchronix product is a 10/20/30 drive storage subsystem as defined by the Bills of material in Exhibit B. This is for a complete turnkey manufacturing solution, including: parts procurement, build, test, quality management reporting, packaging and shipping the finished product per the purchase orders provided by ECCS.

ECCS will provide Unisys with the finalized drawing package with the latest revisions by May 15, 1995.

NOTICE OF DELAY

Unisys agrees to notify ECCS promptly of any factor, occurrence, or event coming to its attention that may affect Unisys's ability to meet the required dates as stated in the purchase order. Unisys will exert their best effort to achieve such schedule date, not limited to absorbing cost of overtime labor to maintain the scheduled delivery dates.

Unisys will exert their best effort to achieve such schedule date, not limited to absorbing cost of overtime labor to maintain the scheduled delivery dates.

PRICING

The purchase price is set forth in Exhibit A of this MSA. All monies are in US Dollars. At the end of each calendar Quarter ECCS and Unisys will re-price the Bills of Material to take advantage of price reductions. Price reductions from disk drives will be shared at 70% to ECCS and 30% to Unisys. All other price reductions will be shared equally between the two companies.

Unisys agrees that the charges established under this agreement shall not exceed those offered or imposed with respect to similar services provided to other Unisys customers.

The pricing is based on 500 controllers in the next twelve (12) month period.

PAYMENT TERMS

Payment terms are Net forty seven (47) days after receipt of Product or service and related invoice. All payments, quotations and invoices are in US dollars. The products purchased under this MSA will be resold as such or incorporated into systems sold by ECCS. Therefore, taxes should not be included upon the sale of this product to ECCS.

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DELIVERY AND ACCEPTANCE

Delivery to ECCS is deemed to have occurred after receipt of the product at ECCS plant or the location specified in the ship to address with the order. Terms are FOB shipping point (Winnipeg). Unisys bears the risk of all international duties and taxes.

QUALITY ASSURANCE

ECCS reserves the right to perform quality audits at the Unisys facility (see Exhibit F). The first article Production Approval Unit (PAU) will be tested at the Tinton Falls facility within fifteen (15) days of delivery. If all tests pass, ECCS will give the go-ahead to continue with the rest of the terms outlined in this MSA.

Unisys will manufacture all products to the Unisys company procedures and Quality Manual. See Exhibit E.

Unisys will provide failure analysis and quality charts to ECCS via a direct on-line system.

PROJECT MANAGER

ECCS and Unisys will notify with the name and telephone number of its Project Manager. The Project Manager shall be the point of contact for all coordination between the parties.

Unisys will also provide free of charge office space, desk and telephone for an ECCS employee for the duration of the MSA.

RESCHEDULING

ECCS may reschedule any shipment date with fourteen (14) calendar days advanced written notice to Unisys. Delays shall not exceed thirty (30) calendar days from the original ship date specified in the Purchase order unless agreed to by Unisys.

TOOLING (TBD)

Tooling as identified in Exhibit C shall:

Become and remain the property of ECCS.

Be utilized by Unisys only for benefits of ECCS.

Be used, maintained and repaired by Unisys in accordance with the terms and conditions of this MSA.

NOTE: Unisys will provide a list of Tooling to be attached in Exhibit C.

ENGINEERING CHANGE NOTICE

An Engineering Change Notice (ECN) shall mean any mechanical, electrical or process change that would affect the design, performance, cost, reliability, serviceability, compatibility,

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appearance, dimensions, tolerances, materials or composition of the product.
ECCS and Unisys may from time to time propose to one another ECNs.

Each party shall provide the other with written notification and a detailed written description for each requested ECN. If any additional charges to ECCS is required by such ECN, Unisys shall provide ECCS with a written quotation for such additional charges.

Unisys will not change, modify the product without the written consent from ECCS.

INITIAL INVENTORY

At the start of the contract, ECCS will consign to Unisys any long lead items purchased by ECCS for this product. After the initial inventory is depleted, Unisys will procure all material and provide a full turnkey solution.

OBSOLETE PARTS INVENTORY

Obsolete parts inventory caused by ECCS initiated ECNs will be paid for by ECCS. Unisys will attempt to return for credit or otherwise use any non-unique parts which become obsolete due to ECCS initiated ECNs.

WARRANTY

Unisys warrants that each product will be free from defects in workmanship for thirty six (36) months after the date of receipt. Disk drives and other procured parts will carry the original manufacturers warranties. Unisys further warrants that the product will be manufactured in accordance with ISO 9001 standards.

PACKING AND SHIPPING

All products will be packed in accordance with Unisys' packing specifications used in all other products packed and shipped from the Winnipeg plant. OEM customers will have OEM logos while non-OEM customers will have ECCS logos. Pakaging price for the rack mount units are not included in the prices in Exhibit A. This price will not exceed $71.

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